Exhibit 10.4

INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT

This Intellectual Property Assignment Agreement (this “Agreement”), dated as of October 23, 2026 (the “Effective Date”), is entered into by and among Faraday Future Intelligent Electric Inc. (“FFAI”), Faraday&Future Inc., a California corporation (“Assignor”) and FF AI-Robotics Inc., a Delaware corporation (“Assignee”).

WHEREAS, FFAI, Smart Technology Holdings Ltd., FF EAI Robotics Ecosystem Inc., FFR Acquisition Sub LLC, and FF EAI Robotics Inc. (the “Company”) are parties to that certain Transaction Agreement, dated as of October 12, 2026 (the “Transaction Agreement”), pursuant to which, among other things, the Robotics Business (such term as defined in the Transaction Agreement), and all assets, intellectual property, data, contracts, employees, and liabilities related thereto, are to be contributed to the Company and its Subsidiaries in the Internal Restructuring (such term as defined in the Transaction Agreement) prior to the Closing (such term as defined in the Transaction Agreement);

WHEREAS, Assignor is an indirect wholly owned subsidiary of FFAI and owns certain intellectual property rights used exclusively in the Robotics Business;

WHEREAS, Assignee is a wholly owned subsidiary of the Company, and, as part of the Internal Restructuring, Assignee intends to hold such intellectual property rights; and

WHEREAS, Assignor desires to assign, and Assignee desires to accept, such intellectual property rights; and the parties have agreed to execute and deliver this Agreement, including for recording with the United States Patent and Trademark Office and corresponding entities or agencies in any jurisdiction.

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree:

1. Definitions. All capitalized terms used in this Agreement but not otherwise defined herein are given the meanings set forth in the Transaction Agreement. As used herein, “Effective Date” means the date first written above, which shall be a date prior to the consummation of the Equity Exchange on the Closing Date.

2. Assignment. Effective as of the Effective Date, Assignor hereby irrevocably conveys, transfers, and assigns to Assignee, and FFAI hereby irrevocably causes to be conveyed, transferred and assigned to Assignee, and Assignee hereby accepts, all of such rights, titles, and interests in and to the following intellectual property rights (the “Assigned IPs”) as part of the Internal Restructuring and for no additional consideration or payment:

a. all Intellectual Property Rights that are used or held for use exclusively in the Robotics Business or the Robotics Products, including, but not limited to (i) the Company-Owned IP Rights to the extent owned by Assignor, FFAI or their respective Affiliates, (ii) the Patents listed on Schedule 1, (iii) the Marks listed or described on Schedule 2, together with the goodwill of the business connected with the use of, and symbolized by, such Marks, (iv) the Copyrights listed or described on Schedule 3, (v) the domain names listed on Schedule 4, and (vi) the Software, data, Trade Secrets, know-how, and other technology listed or described on Schedule 5, in each case whether registered or unregistered and together with all related documentation and source code (collectively, the “Robotics IPs”), but excluding the Common Technology (such term as defined in that certain Common Technology License Agreement to be entered into by and among FFAI, Assignor and Assignee concurrently with this Agreement), which is licensed and not assigned; and

b. all rights of any kind whatsoever accruing under any of the Robotics IPs provided by applicable Law of any jurisdiction, by international treaties and conventions, and otherwise throughout the world, including all rights of priority and the right to file applications for registration;

c. any and all royalties, fees, income, payments, and other proceeds now or hereafter due or payable regarding all of the foregoing; and

d. any and all claims and causes of action, regarding any of the foregoing, whether accruing before, on, or after the date hereof, including all rights to and claims for damages, restitution, and injunctive and other legal and equitable relief for past, present, and future infringement, dilution, misappropriation, violation, misuse, breach, or default, with the right but no obligation to sue for such legal and equitable relief and to collect, or otherwise recover, any such damages.

3. Recordation and Further Actions. Assignor authorizes the United States Patent and Trademark Office and the officials of corresponding entities or agencies in any jurisdictions to record and register this Agreement upon request by Assignee or any of its Affiliates. Following the Effective Date, upon Assignee’s reasonable request, and at Assignor’s sole cost and expense, FFAI and Assignor shall, and shall cause their respective Affiliates to, take such steps and actions, and provide such cooperation and assistance to Assignee and its successors, assigns, and legal representatives, including the execution and delivery of any affidavits, declarations, oaths, exhibits, assignments, powers of attorney, or other documents, as may be reasonably necessary to effect, evidence, or perfect the assignment of the Assigned IPs to Assignee, or any assignee or successor thereto. FFAI and Assignor shall, on the Effective Date, deliver to Assignee all source code, documentation and other embodiments of the Assigned IPs in Assignor’s or its Affiliates’ possession or control, provide access to the Assigned IPs in the relevant repositories, and take the steps necessary to transfer control of the assigned domain names to Assignee.

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4. Additional Assigned IPs. If, at any time after the Effective Date, FFAI, Assignor or any of their respective Affiliates is found to own any Intellectual Property Rights that are used or held for use exclusively in the Robotics Business or the Robotics Products and that have not been assigned on the Effective Date, FFAI and Assignor shall, and shall cause their respective Affiliates to, promptly assign those Intellectual Property Rights to Assignee (or to another Target Company designated by Assignee) for no additional consideration or payment, consistent with Section 8.7 (Further Transfers) of the Transaction Agreement. This Section does not apply to the Common Technology.

5. Power of Attorney. Assignor, and to the extent applicable, FFAI and its Affiliates, irrevocably appoint Assignee as their attorney-in-fact, coupled with an interest, solely to execute and file any document needed to record, perfect, or evidence the assignment of the Assigned IPs if Assignor fails to do so within ten (10) Business Days after Assignee’s written request.

6. Terms of the Transaction Agreement. The parties hereto acknowledge and agree this Agreement is entered into pursuant to the Transaction Agreement as part of the Internal Restructuring, to which reference is made for a further statement of the rights and obligations of the parties and their Affiliates regarding the Assigned IPs. The representations, warranties, covenants, agreements, and indemnities in the Transaction Agreement will not be superseded hereby but will remain in full force and effect to the full extent provided therein. If any conflict or inconsistency occurs between the Transaction Agreement and the terms hereof, the Transaction Agreement shall govern.

7. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

8. Successors and Assigns. This Agreement will be binding upon and will inure to the benefit of the parties hereto and their respective successors and assigns. The Purchaser and, from and after the Effective Time, the Surviving Company are intended third-party beneficiaries of this Agreement and may enforce it; there are no other third-party beneficiaries.

9. Governing Law; Dispute Resolution. The provisions of sections 12.1 and 12.5 of the Transaction Agreement are incorporated herein by reference, mutatis mutandis.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

FFAI

Faraday Future Intelligent Electric Inc.

By:	/s/ Koti Meka
Name:	Koti Meka
Title:	Chief Financial Officer

Assignor		Assignee

Faraday&Future Inc.		FF AI-Robotics Inc.

By:	/s/ Koti Meka	By:	/s/ Chris Chen
Name:	Koti Meka	Name:	Chris Chen
Title:	Chief Financial Officer	Title:	Chief Executive Officer

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SCHEDULE 1

ASSIGNED PATENTS AND PATENT APPLICATIONS

None.

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SCHEDULE 2

TRADEMARKS

1. See attached.

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SCHEDULE 3

COPYRIGHTS

None.

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SCHEDULE 4

DOMAIN NAMES

See attached.

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SCHEDULE 5

SOFTWARE, DATA, TRADE SECRETS AND OTHER TECHNOLOGY

See attached.

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